Exhibit 99.1

INSTALLED BUILDING PRODUCTS SUCCESSFULLY

CLOSES NEW TERM LOAN FACILITY

Columbus, Ohio, December 14, 2021. Installed Building Products, Inc. (the “Company”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today that the Company has successfully closed its previously announced new 7-year $500 million Term Loan (the “New Term Loan”).

The New Term Loan facility matures on December 13, 2028, has no financial maintenance covenants, and is rated BB+ by S&P Global Ratings and Ba2 by Moody’s Investors Service. Moody’s also upgraded IBP’s Corporate Family Rating to Ba2 from Ba3 and its Probability of Default rating to Ba2-PD from Ba3-PD. The pricing of the New Term Loan remains at LIBOR plus 225 basis points with a LIBOR floor of 50 basis points. Net proceeds of the New Term Loan were used to refinance the Company’s prior $200 million Term Loan B, with the remainder to be used for acquisitions, other growth initiatives, and general corporate purposes.

Royal Bank of Canada will serve as Term Administrative Agent and Term Collateral Agent for the New Term Loan. RBC Capital Markets, BofA Securities, Inc. and Goldman Sachs Bank USA served as Joint Lead Arrangers and Joint Bookrunners, while Loop Capital Markets LLC, U.S. Bank National Association, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC served as Co-managers for the New Term Loan.

Additional details on the credit facility may be found in the Form 8-K filed today with the Securities and Exchange Commission.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 190 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the use of proceeds for the New Term Loan, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; the adverse impact of the COVID-19 crisis on our business and financial results, our supply chain, the economy and the markets we serve; general economic and industry conditions; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net